UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

844-419-7445

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, the Board of Directors (the “Board”) of Good Gaming, Inc. (the “Company”) accepted the resignation of chief financial officer and principal accounting officer Mr. Domenic Fontana. Mr. Fontana’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies, or practices of the Company. The Company thanks Mr. Fontana for his service to the Company.

Simultaneously, on April 19, 2024, John D. “JD” Hilzendager, was appointed as Chief Financial Officer of the Company. Mr. Hilzendager in his role as Chief Financial Officer will report to David Dorwart, the Company’s Chief Executive Officer. Mr. Hilzendager will be designated as the Company’s Principal Accounting Officer.

Subsequently, on April 24, 2024, the Board accepted the resignation of Mr. Fontana from his role as a member of the Board. Mr. Fontana’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies, or practices of the Company. At this same time, the Board of Directors appointed Mr. Hilzendager as an additional member of the Board of Directors.

Prior to joining the Company, Mr. Hilzendager was a highly accomplished financial professional with over 14 years of experience driving operational excellence and financial accountability. Prior to joining ViaOne Services in 2015, Mr. Hilzendager honed his analytical and problem-solving skills in a fast-paced wireless industry environment. At ViaOne, JD leveraged his extensive background to spearhead significant improvements in accounting processes, ensuring accuracy, efficiency, and compliance across sales, operations, logistics, and reporting functions. Recognized for his exceptional contributions, JD is a recipient of the prestigious AT&T Summit Award (2015) and a 3-time Verizon Wireless Winner’s Circle honoree. JD is a graduate of UNT and enjoys volunteering for Habitat for Humanity in Dallas.

The terms of Mr. Hilzendager’s employment will be covered under the Second Amendment to the Amended Employee Services Agreement Dated January 14, 2022, with ViaOne Services, LLC.

The foregoing Agreement is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to the Amended Employee Services Agreement dated January 14, 2022 (Filed as Exhibit 10.1 to the Company’s Form 8-K Form 8-K dated January 14, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer